Bonds.com Group, Inc. 10-K

Exhibit 10.57

EXECUTION VERSION

Fund Holdings LLC

January 11, 2010

Bonds.com Group, Inc.

Barry Stockholders (as defined herein)

Ladies and Gentlemen:

Reference is made herein to that certain Stockholders Agreement, dated as of January 11, 2010 (as the same may he amended from time to time, the "Stockholders Agreement"), by and among Bonds.com Group, Inc. (the "Company"), Fund Holdings LLC ("Fund Holdings") and the other stockholders of the Company parties thereto (collectively, the "Barry Stockholders"). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Stockholders Agreement.

The parties to this letter agreement (this "Letter Agreement") wish to enter into certain agreements relating to the Stockholders Agreement. Accordingly, the parties hereby agree as follows:

1.
From and after any Eligibility Date, if any, in the event that any Selling Stockholder purchases any Shares of Series A Preferred Stock from UBS pursuant to Section 2 of the Stockholders Agreement, upon request of such Selling Stockholder, the Company agrees to issue to such Selling Stockholder, in exchange for such shares of Series A Preferred Stock, a number of shares of Common Stock equal to the number of shares of Series A Preferred Stock to be exchanged multiplied by 100 (subject to equitable adjustment for stock splits, combinations and the like with respect to the Series A Preferred Stock if no corresponding change is made with respect to the Common Stock); provided, however, that the foregoing obligations shall terminate (with such termination being retroactive back to the Eligibility Date) if, after any Eligibility Date, the Company determines, in its good faith and after consultation with its independent accountants, that the foregoing option will, or is reasonably likely to, cause the reclassification of any shares of Series A Preferred Stock or Common Stock on the Company's financial statements prepared in accordance with GAAP and any applicable Securities and Exchange Commission rules or interpretations. For purposes hereof, "Eligibility Date" means such date, if any, as the Company shall have determined, in good faith and after consultation with its independent accountants and the staff of the Securities and Exchange Commission, that the foregoing exchange obligation will not cause any Series A Preferred Stock that is classifiable as equity to be classified other than as equity on the Company's financial statements prepared in accordance with GAAP and any applicable Securities and Exchange Commission rules or interpretations. The Company shall use commercially reasonable efforts to promptly seek guidance from its independent accountants and, as reasonably deemed appropriate by the Company, other accountants and the staff of the Securities and Exchange Commission regarding whether the foregoing exchange right will cause any

Series A Preferred Stock that is classifiable as equity to be classified other than as equity on the Company's financial statements prepared in accordance with GAAP and any applicable Securities and Exchange Commission rules or interpretations

2.
In the event that the Company agrees to redeem any shares of Series A Preferred Stock pursuant to Section 2 of the Stockholders Agreement in connection with a Sale by Fund Holdings and, within six (6) months following such Sale by Fund Holdings, one or more of the Barry Stockholders consummates one or more Sales in which UBS exercises its tag-along rights pursuant to Section 2 of the Stockholders Agreement, the Company shall be obligated to redeem in connection with such Sales an aggregate a number of shares of Series A Preferred Stock equal to the number redeemed in the Sale by Fund Holdings; provided that (a) such obligation shall be in favor of the Barry Stockholders and neither UBS nor any other person or entity is an intended third party beneficiary hereof or shall have any right to enforce the foregoing obligation, and (b) such redemption obligation shall not apply to the extent that UBS' Shares with respect to which their tag-along rights are exercised are otherwise sold by UBS as part of such tag-along. In the event that the Company agrees to redeem any shares of Series A Preferred Stock pursuant to Section 2 of the Stockholders Agreement in connection with Sales by one or more of the Barry Stockholders and, within six (6) months following such Sales by the Barry Stockholders, Fund Holdings consummates one or more Sales in which UBS exercises its tag-along rights pursuant to Section 2 of the Stockholders Agreement, the Company shall be obligated to redeem in connection with such Sales an aggregate a number of shares of Series A Preferred Stock equal to the number redeemed in the Sales by the Barry Stockholders; provided that (a) such obligation shall be in favor of Fund Holdings and neither UBS nor any other person or entity is an intended third party beneficiary hereof or shall have any right to enforce the foregoing obligation, and (b) such redemption obligation shall not apply to the extent that UBS' Shares with respect to which their tag-along rights are exercised are otherwise sold by UBS as part of such tag-along.

3.
This Letter Agreement shall be governed by the laws of the State of Delaware and may be executed in two or more counter-parts, each of which shall be deemed an original and all of which together shall constitute one instrument.

[Signature Pages Follow]

If the Company and the Barry Stockholders are in agreement with the foregoing, please sign and return to Fund Holdings a counterpart of this Letter Agreement, whereupon the terms hereof will become a binding agreement between the parties hereto.

FUND HOLDINGS LLC

By:	/s/ Edwin L. Knetzger, III
Edwin L. Knetzger, III
Manager

Please execute where so indicated below acknowledging your understanding of, and agreement with, the terms of this Letter Agreement.

BONDS.COM GROUP, INC.

By:	/s/ Christopher G. Loughlin
Authorized Signatory

JOHN J. BARRY, III AND HOLLY A.W. BARRY

/s/ John J. Barry, III
John J. Barry, III

/s/ Holly A.W. Barry
Holly A.W. Barry

DUNCAN FAMILY, LLC

By:	/s/ John J. Barry, III
John J. Barry, III, Managing Member

By:	/s/ Holly A.W. Barry
Holly A.W. Barry, Managing Member

[Signature Page to Letter Agreement]

DUNCAN FAMILY REVOCABLE TRUST

By:	/s/ John J. Barry, III
John J. Barry, III, Co-Trustee

By:	/s/ Holly A.W. Barry
Holly A.W. Barry, Co-Trustee

OTIS ANGEL, LLC

By:	/s/ John J. Barry, IV
John J. Barry, IV, Authorized Person

SIESTA CAPITAL, LLC

By:	/s/ John J. Barry, IV
John J. Barry, IV, Authorized Person

BOND PARTNERS, LLC

By:	/s/ John J. Barry, IV
John J. Barry, IV, Authorized Person

JOHN J. BARRY IV REVOCABLE TRUST U/A/D NOVEMBER 9, 2001

By:	/s/ John J. Barry, IV
John J. Barry, IV, Trustee

[Signature Page to Letter Agreement]